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Exhibit 23

Consent of Independent Public Accountants
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As independent public accountants, we hereby consent to the incorporation of our report included in this From 10-K, into Federal Realty Investment Trust's previously filed Registration Statements File No. 333-63619, File No. 33-63687, File No. 33-63955, File No. 33-15264 and File No. 33-55111.

Arthur Andersen LLP
Vienna, Virginia
March 22, 2002